Exhibit 99.1
Contact:
RCN
Richard Ramlall, SVP Strategic External Affairs and Programming, (703) 434-8430
Lippert/Heilshorn & Associates
Carolyn Capaccio, (212) 838-3777, ccapaccio@lhai.com
RCN Corporation Announces Date for Special Shareholders’ Meeting in connection with
Merger Agreement
Definitive Proxy Statement Mailed to Shareholders
HERNDON, Va., April 23, 2010 — RCN Corporation (NASDAQ: RCNI) announced today that its Board of Directors has set May 19, 2010 as the date of a special meeting of RCN Corporation shareholders to vote on the proposed acquisition of the company by an investment fund managed by ABRY. RCN filed a definitive proxy statement for the special meeting with the Securities and Exchange Commission, which can be found at http://investor.rcn.com/sec.cfm. The definitive proxy statement was mailed, together with a proxy card, on or around April 21, 2010 to RCN shareholders of record as of the close of business on April 12, 2010.
About RCN Corporation
RCN Corporation (NASDAQ: RCNI), www.rcn.com, is a competitive broadband services provider delivering all-digital and high definition video, high-speed internet and premium voice services to residential and small-medium business customers under the brand names of RCN and RCN Business Services, respectively. In addition, through its RCN Metro Optical Networks business unit, RCN delivers fiber-based high-capacity data transport services to large commercial customers, primarily large enterprises and carriers, targeting the metropolitan central business districts in the company’s geographic markets. RCN’s primary service areas include Washington, D.C., Philadelphia, Lehigh Valley (PA), New York City, Boston and Chicago. (RCNI-G)
About ABRY Partners
Based in Boston, Massachusetts, ABRY Partners enjoys a position as one of the most experienced and successful media and communications focused private equity investment firms in North America. Since 1989, ABRY Partners has completed over $22.5 billion of leveraged transactions and other private equity and mezzanine investments, representing investments in more than 450 media and communications properties.

Important Notice
In connection with the proposed transaction, RCN filed a definitive proxy statement and other materials with the Securities and Exchange Commission. Investors and security holders are advised to read the proxy statement and these other materials because they contain important information about RCN and the proposed acquisition transaction. Investors and security holders may obtain a free copy of the proxy statement and other documents filed by RCN with the Securities and Exchange Commission at the SEC web site at www.sec.gov. Copies of the proxy statement and other filings made by RCN with the SEC can also be obtained, free of charge, by directing a request to RCN Corporation, 196 Van Buren Street, Herndon, VA 20170, Attention: Investor Relations. The proxy statement and such other documents are also available for free on the RCN website at www.rcn.com under “About RCN/Investor Relations/SEC Filings.”
RCN and its directors and officers and other persons may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed acquisition transaction. Information concerning the interests of RCN’s directors and executive officers in the solicitation is set forth in the definitive proxy statement relating to the proposed acquisition transaction, which RCN filed with the SEC on April 21, 2010.
RCN Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. One can identify these forward-looking statements by the use of words such as “expect,” “anticipate,” “plan,” “may,” “will,” “estimate” or other similar expressions. Because such statements apply to future events, they are subject to risks and uncertainties that could cause the actual results to differ materially. Important factors, which could cause actual results to differ materially, include (without limitation): the ability to obtain regulatory approvals of the transactions contemplated by the acquisition agreement on the proposed terms and schedule; the failure of RCN’s stockholders to approve the transactions contemplated by the acquisition agreement; our ability to maintain relationships with customers, employees or suppliers following the announcement of the transaction; the ability of third parties to fulfill their obligations relating to the proposed transactions, including providing financing under current financial market conditions; the ability of the parties to satisfy the conditions to closing of the transactions contemplated by the acquisition agreement; and the risk that the transactions contemplated by the acquisition agreement may not be completed in the time frame expected by the parties or at all. Additional information on risk factors that may affect the business and financial results of RCN can be found in RCN’s Annual Report on Form 10-K and in the filings of RCN made from time to time with the SEC. RCN undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.
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